CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

MoJo Entertainment, Inc.

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our Report of Independent Registered Public Accounting Firm dated November 30, 2006 on our audit of the financial statements of MoJo Entertainment, Inc. as of September 30, 2006 and for the nine months then ended, and for the period of December 29, 2003 (inception) to September 30, 2006.

We also consent to the inclusion in the Form SB-2/A Registration Statement of our Report of Independent Registered Public Accounting Firm dated May 31, 2006 (except for Note 4 and 'Estimates' and 'Revenue Recognition' under Note 1, which are dated November 30, 2006) on our audit of the financial statements of MoJo Entertainment, Inc. as of December 31, 2005 and 2004 and for the years then ended, and for the period of December 29, 2003 (inception) to December 31, 2005.

Sincerely,

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, UT

January 3, 2007